Exhibit 10.2(o)

Schedule A

Notice of Option Grant

Participant:	[—]

Company:	WellPoint, Inc.

Notice:	You have been granted the following nonqualified stock option to purchase shares of common stock of the Company in accordance with the terms of the Plan and the attached Nonqualified Stock Option Award Agreement.

Plan:	WellPoint Incentive Compensation Plan

Grant:	Grant Date: [—]
Option Price per Share: $[—]

Number of Shares under Option: [—]

Exercisability:	Subject to the terms of the Plan and this Agreement, your Option will become exercisable on and after the dates indicated below as to the number of Shares set forth below opposite each such date, plus any Shares as to which your Option could have been exercised previously but was not so exercised.

Shares	Date

In the event that a Change of Control (as defined in the Plan)[1] occurs before your Termination, your Option will remain subject to the terms of this Agreement, unless the successor company does not assume your Option. If a successor company does not assume your Option, then your Option shall immediately become fully exercisable.

Expiration Date:	Your Option will expire seven years from the Grant Date, subject to earlier termination as set forth in the Plan and this Agreement.

Rejection:	If you do not want to accept your Option, please return this Agreement, executed by you on the last page of this Agreement, at any time within sixty (60) days after the Grant Date to WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Stock Administration. Do not return a signed copy of this Agreement if you accept your Option. If you do not return a signed copy of this Agreement within sixty (60) days after the Grant Date, you will have accepted your Option and agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan.

[1]

For stock option grants to Angela F. Braly, “Change in Control” is defined in her Employment Agreement with the Company dated February 24, 2007 (“Employment Agreement”) and this paragraph contains the appropriate references to her Employment Agreement.

Nonqualified Stock Option Award Agreement

This Nonqualified Stock Option Award Agreement (this “Agreement”) dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Option Grant attached as Schedule A hereto (the “Grant Notice”) is made between WellPoint, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1. Grant of the Option. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of common stock of the Company (“Shares”) as set forth in the Grant Notice at an Option Price (“Option Price”) per share and on the other terms as set forth in the Grant Notice. This Option is intended to be a nonqualified stock option for federal income tax purposes.

2. Method of Exercise of the Option.

(a) The Participant may exercise the Option, to the extent then exercisable, by delivering a notice to the Company’s captive broker in a form specified or accepted by the captive broker, specifying the number of Shares with respect to which the Option is being exercised.

(b) At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised and applicable taxes (i) in United States dollars by personal check, bank draft or money order; (ii) subject to such terms, conditions and limitations as the Compensation Committee of the Board of Directors of the Company (“Committee”) may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of the Shares for which the Option is so exercised; (iii) subject to such terms, conditions and limitations as the Committee may prescribe, a cashless (broker-assisted) exercise that complies with all applicable laws; or (iv) by a combination of the consideration provided for in the foregoing clauses (i), (ii) and (iii).

3. Termination. The Option shall terminate upon the Participant’s Termination for any reason and no Shares may thereafter be purchased under the Option except as provided below. Notwithstanding anything contained in this Agreement, the Option shall not be exercisable after the Expiration Date.

(a) Retirement. If the Participant’s Termination is due to Retirement (for purposes of this Agreement, defined as the Participant’s Termination after attaining age fifty-five (55) with at least ten (10) completed years of service), the Option shall continue to become exercisable according to the schedule set forth in the Grant Notice; provided that the Option shall terminate on the five-year anniversary of the date of the Participant’s Retirement but not later than the Expiration Date noted on the attached Schedule A; provided, further, that if the Participant’s Termination is due to Retirement during the calendar year of the Grant Date, the Option shall be immediately terminated on a pro-rata basis, measured by the number of months in that calendar year during which the Participant was employed by the Company or an Affiliate (e.g., if the Participant’s Retirement occurs in September, 25% (or 3/12) of the Option shall be immediately terminated), and the non-terminated portion of the Option shall continue to become exercisable according to the schedule set forth in the Grant Notice.2

(b) Death and Disability. If the Participant’s Termination is due to the Participant’s death or Disability (for purposes of this Agreement, as defined in the applicable WellPoint Long-Term Disability Plan), the Option shall immediately become fully exercisable and shall terminate on the five-year anniversary of the date of such Termination but not later than the Expiration Date noted on the attached Schedule A.3

(c) Termination without Cause. Unless Section 3(e) is applicable, if the Participant’s Termination is by the Company or an Affiliate without Cause (for purposes of this Agreement, defined as a violation of “conduct” as such term is defined in the WellPoint HR Corrective Action Policy and if the Participant participates in the WellPoint, Inc. Executive Agreement Plan (the “Agreement Plan”), the Key Associate Agreement or the Key Sales Associate Agreement also as defined in that plan or agreement) or voluntarily by the Participant, the Option, to the extent exercisable as of the date of such Termination, shall thereafter only be exercisable for a period of forty-five (45) days from the date of such Termination, but not later than the Expiration Date noted on the attached Schedule A.4

[2]	Deleted in non-annual retention grants; paragraph is deleted from Angela F. Braly’s stock option grants.
[3]	For grants to Angela F. Braly, “Disability” is defined in her Employment Agreement and this section contains the appropriate reference to her Employment Agreement.

(d) Cause. If the Participant’s Termination is for Cause, even if on the date of such Termination the Participant has met the definition of Retirement5 or Disability, then the portion of the Option that has not been exercised shall immediately terminate.

(e) Termination after Change in Control. If after a Change in Control the Participant’s Termination is (i) by the Company or an Affiliate without Cause or (ii) if the Participant participates in the Executive Agreement Plan, by the Participant for Good Reason (as defined in the Executive Agreement Plan), the Option shall immediately become fully exercisable and shall terminate on the five-year anniversary of the date of such Termination but not later than the Expiration Date noted on the attached Schedule A.6

(f) Clawback Provision. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Participant is a non-executive participant in the Agreement Plan or is an Executive (as defined by the Company) at the time of the Participant’s Termination, regardless of whether the Executive is then a participant in such Agreement Plan, the Option shall immediately terminate if the Participant breaches any provision of Section 3.6 or 3.10 of the Agreement Plan, in which case the Participant shall be subject to the “Return of Consideration” provision contained in Section 3.7 of the Agreement Plan.7

4. Transferability of the Option. The Option shall not be transferable or assignable by the Participant except as provided in this Section 4 and the Option shall be exercisable, during the Participant’s lifetime, only by him/her or, during periods of legal disability, by his guardian or other legal representative. No Option shall be subject to execution, attachment, or similar process. The Participant shall have the right to appoint any individual or legal entity in writing, on a Designation of Beneficiary form as his/her beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Participant’s death. Such designation under this Agreement may be revoked by the Participant at any time and a new beneficiary may be appointed by the Participant by execution and submission to the Company, or its designee, of a revised Designation of Beneficiary form to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Participant on the Designation of Beneficiary form and received by the Company, or its designee, prior to the date of the Participant’s death. If the Participant dies without such designation, the Option may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

5. Taxes and Withholdings. At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company in cash (or make other arrangements, in accordance with Article XVIII of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by (a) withholding Shares otherwise deliverable to the Participant pursuant to the Option (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by the Participant (or the Participant and the Participant’s spouse jointly) based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. Any such election made by the Participant must be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

[4]	For grants to Angela F. Braly, “Cause” is defined in her Employment Agreement and this section contains the appropriate reference to her Employment Agreement.
[5]	The reference to “Retirement” is deleted for grants to Angela F. Braly and for non-annual retention grants.
[6]	For grants to Angela F. Braly, “Change in Control” is defined in her Employment Agreement and this section contains the appropriate reference to her Employment Agreement.
[7]	For grants to Angela F. Braly, restrictive covenants and clawback provisions are included in her Employment Agreement and this section contains the appropriate reference to her Employment Agreement.

6. No Rights as a Shareholder. Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

7. No Right to Continued Employment. Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time with or without Cause. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring Shares hereunder.

8. The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Corporate Secretary, Shareholder Services Department.

9. Compliance with Laws and Regulations.

(a) The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) The Shares received upon the exercise of the Option shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c) If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

10. Notices. All notices by the Participant or the Participant’s assignees shall be addressed to WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Stock Administration, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

11. Other Plans. The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

12. Recoupment Policy for Incentive Compensation. The Company’s Recoupment Policy for Incentive Compensation, as may be amended from time to time, shall apply to the Option, any Shares acquired upon exercise of the Option and any profits realized from the sale of such Shares to the extent that the Participant is covered by such policy. If the Participant is covered by such policy, the policy may apply to recoup the Option, any Shares acquired upon exercise of the Option or profits realized from the sale of Shares previously covered by the Option either before, on or after the date on which the Participant becomes subject to such policy.8

WELLPOINT, INC.

By:
Printed:	William J. Ryan
Its:	Chairman, Compensation Committee
WellPoint, Inc. Board of Directors

I DO NOT accept this Option:

Signature:	Date

Printed Name:

[8]

For grants to Angela F. Braly, this section omits the phrases “to the extent that the Participant is covered by such policy” and “if the Participant is covered by such policy” as Ms. Braly is covered by the recoupment policy.